Cumberland Pharmaceuticals Reports 41% Revenue Growth
Company Also Delivers Growing Cash Flow from Operations
NASHVILLE, TENNESSEE (Tuesday, November 8, 2022) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company, announced today that its product portfolio of FDA-approved brands delivered combined revenues of $11.4 million during the third quarter of 2022 - a 41% increase over the prior year period. Cumberland also reported a 19% increase in net revenues for the first nine months of the year compared to the same period in 2021.
The Company ended the third quarter with $91 million in total assets, $53 million in total liabilities, and $38 million of shareholders’ equity.
“Fueled by initial sales from our newest product Sancuso, we saw tremendous growth during the third quarter and the first nine months of 2022,” said A.J. Kazimi, CEO of Cumberland Pharmaceuticals. “As we move through the final quarter of the year, we look forward to building on this success. As always, we remain sharply focused on our mission of improving patient care through the delivery of high-quality medicines.”
QUARTER HIGHLIGHTS:
Sancuso® Acquisition and Transition
Following its acquisition of Sancuso from Kyowa Kirin, Inc. in January, Cumberland largely completed the transition of the product, assuming responsibilities for its sales, distribution and promotion in the U.S. Sancuso is an FDA-approved prescription patch that prevents nausea and vomiting in patients undergoing certain types of chemotherapy.
Sancuso® Promotion
Cumberland formed a new sales division, Cumberland Oncology, to support Sancuso and also entered into an agreement with Verity Pharmaceuticals International Limited for the national co-promotion of the brand.
Under the terms of the agreement, Verity will utilize its established oncology commercial organization to co-promote Sancuso throughout the U.S. Verity completed the training and launched its sales efforts in support of Sancuso during the third quarter of 2022.
RediTrex® Agreement with Nordic Pharma
In July 2022, Cumberland entered into an amendment to its agreement with Nordic Pharma addressing the responsibilities and financial arrangements regarding Cumberland’s license to Nordic’s methotrexate line of products for the U.S., which are marketed under the brand name RediTrex.
Based on the amendment, Nordic has the opportunity to assume responsibility for commercializing the methotrexate products in the U.S. after March 31, 2023. Until then, Cumberland will continue to distribute and support the RediTrex product line. Following the return of the license, Nordic will provide Cumberland with a royalty on their future sales of the product through April 2035.
New Headquarter Office Location
In October 2022, Cumberland relocated its headquarters to the Broadwest campus in the Vanderbilt/West End corridor of Nashville. The new, state-of-the-art headquarters keeps the company close to Vanderbilt University Medical Center, enabling their continued collaboration as Cumberland works to develop new medicines for the future.
The move also allows Cumberland to accommodate recent and future growth. Following the relocation, Cumberland expects to expand its organization to over 100 individuals, with a majority working from the Nashville headquarters.
Ifetroban Clinical Studies
Currently, Cumberland is sponsoring three Phase II clinical trials to evaluate its ifetroban product candidate, for patients with:
•Aspirin-Exacerbated Respiratory Disease (“AERD”), a severe form of asthma;
•Systemic Sclerosis, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs; and
•Cardiomyopathy associated with Duchenne Muscular Dystrophy, a genetic neuromuscular disease that results in deterioration of the skeletal, heart and lung muscles.
The company is also working on an application to the FDA for a fourth Phase II program, which will evaluate the use of ifetroban to treat patients with Progressive Fibrosing Interstitial Lung Diseases.
The company-sponsored AERD study has been closed to enrollment. Once quality checks on the study database are complete, analysis of the results will be conducted and top-line results will then be announced. Once the results of its other sponsored Phase II studies are available, Cumberland will decide on the best development path for the registration of ifetroban.
FINANCIAL RESULTS:
Net Revenue: For the three months ended September 30, 2022, net revenues from continuing operations were $11.4 million, a 41% increase over the prior year period.
Net revenue by product for the third quarter of 2022, included $4.0 million for Sancuso®, $3.9 million for Kristalose®, $1.9 million for Vibativ® and $0.9 million for Caldolor®.
Year-to-date 2022 net revenues were $33 million, a 19% increase compared to $28 million for the first nine months of 2021.
Year-to-date net revenues by product were $11.4 million for Kristalose, $10.8 million for Sancuso, $6.0 million for Vibativ and $3.1 million for Caldolor.
Operating Expenses: Total operating expenses for the third quarter were $11.7 million, compared to $9.6 million for the prior year period.
Year-to-date 2022 operating expenses were $36.3 million, compared to $31.0 million for 2021.
Earnings: Net loss for the third quarter of 2022 was $0.4 million, a significant improvement over the $1.1 million net loss during the prior year period.

Adjusted earnings: Adjusted earnings for the third quarter of 2022 were $1.4 million, or $0.10 per share, a significant improvement over the $0.3 million adjusted loss during the same period in 2021. The third quarter 2022 adjusted earnings calculation does not include the benefit of the $1.0 million of Vibativ cost of goods, which were received with the product acquisition. It also does not include the benefit of the $0.4 million of Sancuso cost of goods, which were received with that product’s acquisition.
Cash Flow: Year-to-date cash flow from operations was $5.6 million, a 28% increase over the $4.4 million during the prior year period.
Balance Sheet: At September 30, 2022, Cumberland had $91 million in total assets, including $20 million in cash and cash equivalents. Total liabilities were $53 million, including $18 million outstanding on the Company's revolving line of credit. Total shareholders' equity was $38 million.
EARNINGS REPORT CALL:
Cumberland will provide its financial results for the third quarter of 2022 via a conference call today at 4:30 p.m. Eastern Time.
To join the call, register at
https://register.vevent.com/register/BI21ae99e384c446cfb00fbab05f8bf1a3.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided. They can also choose a “Call Me” option to have the system automatically call them at the start of the conference call.
Available on Cumberland’s website for one year, a replay of the call can be accessed by visiting https://edge.media-server.com/mmc/p/cg5rqxms.

ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in the Mid-South and is focused on the delivery of high-quality, prescription brands designed to improve patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology, rheumatology and oncology market segments.
The Company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) oral, for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;
•RediTrex® (methotrexate) injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections;
The Company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, Systemic Sclerosis, and Aspirin-Exacerbated Respiratory Disease.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.
ABOUT CUMBERLAND EMERGING TECHNOLOGIES:
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace. CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET’s Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the U.S. Food and Drug Administration for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the SANCUSO patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can be worn for up to seven days in a row for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.

About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information, please visit www.vibativ.com.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the company’s control as more fully discussed in its most recent 10-K as filed with the SEC, as well as the Company's other filings with the SEC from time to time. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Molly Aggas
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(704) 641-6641

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$19,541,538	$27,040,816
Accounts receivable, net	15,086,763	6,877,346
Inventories, net	10,647,529	8,429,882
Prepaid and other current assets	3,738,842	3,339,969
Total current assets	49,014,672	45,688,013
Non-current inventories	7,497,356	9,048,567
Property and equipment, net	1,284,880	442,635
Intangible assets, net	29,048,043	23,954,475
Goodwill	1,932,876	882,000
Operating lease right-of-use assets	219,850	1,024,200
Other assets	2,426,996	3,419,908
Total assets	$91,424,673	$84,459,798
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,510,756	$9,640,980
Operating lease current liabilities	229,605	969,677
Other current liabilities	14,213,982	8,668,303
Total current liabilities	25,954,343	19,278,960
Revolving line of credit	17,700,000	15,000,000
Operating lease non-current liabilities	—	90,016
Other long-term liabilities	9,279,208	7,488,844
Total liabilities	52,933,551	41,857,820
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,436,583 and 14,742,754 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	47,532,375	48,452,906
Retained earnings (deficit)	(8,768,112)	(5,638,600)
Total shareholders’ equity	38,764,263	42,814,306
Noncontrolling interests	(273,141)	(212,328)
Total equity	38,491,122	42,601,978
Total liabilities and equity	$91,424,673	$84,459,798

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net revenues	$11,413,072	$8,072,540	$32,887,269	$27,665,182
Costs and expenses:
Cost of products sold	2,224,443	1,328,027	6,468,212	5,486,005
Selling and marketing	4,110,397	3,800,288	13,281,511	11,709,445
Research and development	1,714,254	1,453,873	5,283,083	4,071,638
General and administrative	2,166,118	2,039,799	6,672,442	6,367,438
Amortization	1,486,448	1,013,948	4,609,146	3,354,080
Total costs and expenses	11,701,660	9,635,935	36,314,394	30,988,606
Operating income (loss)	(288,588)	(1,563,395)	(3,427,125)	(3,323,424)
Interest income	21,602	7,394	52,709	19,411
Other income	—	—	—	2,187,140
Other income - gain on insurance proceeds	—	—	611,330	—
Interest expense	(149,340)	(20,021)	(406,539)	(70,297)
Income (loss) from continuing operations before income taxes	(416,326)	(1,576,022)	(3,169,625)	(1,187,170)
Income tax (expense) benefit	(6,900)	(7,458)	(20,700)	(22,375)
Net income (loss) from continuing operations	(423,226)	(1,583,480)	(3,190,325)	(1,209,545)
Discontinued operations	—	496,787	—	1,491,004
Net income (loss)	(423,226)	(1,086,693)	(3,190,325)	281,459
Net (income) loss at subsidiary attributable to noncontrolling interests	14,587	31,415	60,813	58,651
Net loss attributable to common shareholders	$(408,639)	$(1,055,278)	$(3,129,512)	$340,110
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.03)	$(0.10)	$(0.21)	$(0.08)
- Discontinued operations - basic	—	0.03	—	0.10
	$(0.03)	$(0.07)	$(0.21)	$0.02

- Continuing operations - diluted	$(0.03)	$(0.10)	$(0.21)	$(0.08)
- Discontinued operations - diluted	—	0.03	—	0.10
	$(0.03)	$(0.07)	$(0.21)	$0.02
Weighted-average shares outstanding
- basic	14,477,478	14,880,887	14,618,975	14,939,919
- diluted	14,477,478	14,880,887	14,618,975	15,139,904

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(3,190,325)	$281,459
Discontinued operations	—	1,491,004
Net income(loss) from continuing operations	(3,190,325)	(1,209,545)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	4,816,630	3,529,245
Share-based compensation	320,598	517,081
Decrease (increase) in non-cash contingent consideration	1,051,908	(632,646)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	708,293	(52,070)
Noncash interest expense	7,608	33,943
Gain on forgiveness of debt	—	(2,187,140)
Gain on receivable of life insurance policy proceeds	(611,330)	—
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(8,038,722)	2,527,183
Inventories	1,338,881	2,555,393
Other current assets and other assets	4,355,396	1,627,350
Accounts payable and other current liabilities	7,322,935	(2,873,596)
Other long-term liabilities	(2,472,453)	(943,439)
Net cash provided by operating activities from continuing operations	5,609,419	2,891,759
Discontinued operations	—	1,491,004
Net cash provided by operating activities	5,609,419	4,382,763
Cash flows from investing activities:
Additions to property and equipment	(1,049,730)	(94,485)
Settlement of patent litigation	21,757	—
Life insurance policy proceeds received	877,597	—
Note receivable investment funding	—	(200,000)
Cash paid for acquisitions	(13,500,000)	—
Additions to intangibles	(177,362)	(180,613)
Net cash (used in) investing activities	(13,827,738)	(475,098)
Cash flows from financing activities:
Borrowings on line of credit	46,700,000	45,000,000
Repayments on line of credit	(44,000,000)	(45,000,000)
Cash payment of contingent consideration	(1,117,576)	(1,792,573)
Repurchase of common shares	(863,383)	(1,025,657)
Net cash provided by (used in) financing activities	719,041	(2,818,230)
Net increase (decrease) in cash and cash equivalents	(7,499,278)	1,089,435
Cash and cash equivalents at beginning of period	$27,040,816	$24,753,796
Cash and cash equivalents at end of period	$19,541,538	$25,843,231

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended September 30,		Three months ended September 30,
	2022	2022	2021	2021
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(408,639)	$(0.03)	$(1,055,278)	$(0.07)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	14,587	—	31,415	—
Net income (loss)	(423,226)	(0.03)	(1,086,693)	(0.07)
Discontinued operations	—	—	496,787	0.03
Net income (loss) from continuing operations	(423,226)	(0.03)	(1,583,480)	(0.11)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	6,900	—	7,458	—
Depreciation and amortization	1,544,545	0.11	1,073,669	0.07
Share-based compensation (a)	188,450	0.01	162,167	0.01
Interest income	(21,602)	—	(7,394)	—
Interest expense	149,340	0.01	20,021	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$1,444,407	$0.10	$(327,559)	$(0.02)

Diluted weighted-average common shares outstanding:		14,687,915		14,880,887

	Nine months ended September 30,		Nine months ended September 30,
	2022	2022	2021	2021
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(3,129,512)	$(0.21)	$340,110	$0.02
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	60,813	—	58,651	—
Net income (loss)	(3,190,325)	(0.21)	281,459	0.02
Discontinued operations	—	—	1,491,004	0.10
Net income (loss) from continuing operations	(3,190,325)	(0.21)	(1,209,545)	(0.08)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	20,700	—	22,375	—
Depreciation and amortization	4,816,630	0.32	3,529,245	0.23
Share-based compensation (a)	320,598	0.02	517,081	0.03
Gain on forgiveness of debt (b)	—	—	(2,187,140)	(0.14)
Gain on insurance proceeds (c)	(611,330)	(0.04)	—	—
Interest income	(52,709)	—	(19,411)	—
Interest expense	406,539	0.03	70,297	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$1,710,103	$0.12	$722,902	$0.05

Diluted weighted-average common shares outstanding:		14,861,812		15,139,904

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of discontinued operations, income taxes, depreciation and amortization expense, share-based compensation, nonrecurring gains and interest income and interest expense.

    (a) Represents the share-based compensation of Cumberland.
(b) Represents the forgiveness of the PPP Loan by the Small Business Administration.
(c) Represents the gain in insurance proceeds.

•Adjusted Diluted Earnings (loss) from continuing operations Per Share: Adjusted Earnings (loss) from continuing operations divided by diluted weighted-average common shares outstanding.